UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2012

ZOO ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34796	71-1033391
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3805 Edwards Road, Suite 400
Cincinnati, OH  45209
 (Address of principal executive offices including zip code)
(513) 824-8297

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Definitive Material Agreement.

Effective January 5, 2012,  Zoo Publishing, Inc.  (“Zoo Publishing”), a wholly-owned subsidiary of  Zoo Entertainment, Inc. (the “Company” or “Zoo Entertainment”), entered into the First Amendment to Second Amended and Restated Factoring and Security Agreement (the “Factoring Agreement Amendment”) with Panta Distribution, LLC (“Panta”) and MMB Holdings LLC (“MMB”), pursuant to which the parties agreed to amend that certain Second Amended and Restated Factoring and Security Agreement dated as of October 28, 2011, by and between Zoo Publishing, Panta and MMB (the “Factoring Agreement”).

Pursuant to the Factoring Agreement Amendment,  MMB agreed to provide $250,000.00 in additional funding (the “Additional Funding”) to Zoo Publishing under the Factoring Agreement.  The Additional Funding shall bear interest at the lesser of a rate of 15% per annum, or the maximum rate permitted by law.  MMB shall retain $75,000.00 of the Additional Funding to be applied against legal fees and expenses incurred by it that are reimbursable by Zoo Publishing under the Factoring Agreement.  As a condition to the consummation of the Factoring Agreement Amendment, Zoo Publishing granted to MMB a first priority interest in all 100% of the issued and outstanding stock of indiePub, Inc., a wholly-owned subsidiary of Zoo Publishing, which interest is in addition to any and all interests which MMB has under the Factoring Agreement.

MMB, a limited liability company organized under the laws of Delaware, is owned by David E. Smith, a former director of the Company, and Jay A. Wolf, Executive Chairman of the Board of Directors of the Company.  Each of Mr. Smith and Mr. Wolf is a member, equity owner, and officer or manager, as the case may be, of MMB, and Mr. Smith is the managing member of Mojobear Capital, the managing member of MMB.

The foregoing description of the Factoring Agreement Amendment  does not purport to be complete and is qualified in their entirety by reference to such instrument, a copy of which the Company intends to file with its next periodic report.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(a)           Effective January 4, 2012, David E. Smith resigned as a director of the Company.  At the time of his resignation, Mr. Smith was a member of the Company’s Nominating Committee.  Mr. Smith’s resignation was not in connection with any disagreement with the Company relating to the Company’s operations, policies or practices. A copy of this report has been sent to Mr. Smith by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Zoo Entertainment, Inc.

Date: January 10, 2012	By:	/s/ Mark Seremet
Mark Seremet
President and Chief Executive Officer